INSURAGUEST TECHNOLOGIES INC.

Suite 1140- 625 Howe Street
Vancouver, BC V6C 2T6
604-685-4745

**NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 17, 2023**

AND

INFORMATION CIRCULAR

September 15, 2023

This document requires immediate attention. If you are in doubt as to how to deal with the documents or matters referred to in this Notice of Annual General Meeting of Shareholders or this Information Circular, you should immediately contact your advisor.

INSURAGUEST TECHNOLGIES INC.
Suite 1140- 625 Howe Street
Vancouver, BC V6C 2T6
604-685-4745

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual General Meeting (the "Meeting") of InsuraGuest Technologies Inc. (the "Company") will be held at Suite 704, 595 Howe Street, Vancouver, British Columbia, Canada on Tuesday, October 17, 2023 at 11:00 am (Vancouver time), or any adjournment or postponement thereof, for the following purposes:

1. to set the number of directors of the Company for the ensuing year at seven (7) persons;

2. to elect Douglas K. Anderson, Charles J. Cayias, Christopher J. Panos, R. Hall Risk, Logan B. Anderson, David K. Ryan and Sean C. O'Neill as directors of the Company for the ensuing year;

3. to appoint Buckley Dodds CPA, as the auditors of the Company until the next annual general meeting of the Company and to authorize the directors of the Company to fix the remuneration to be paid to the auditors;

4. to receive the audited financial statements of the Company for the financial year ended June 30, 2021, including the auditors' report thereon;

5. to re-approve and ratify the Company's 20% fixed stock option plan, as more particularly described in the accompanying information circular (the "Information Circular"); and

6. to transact such other business that may properly come before the Meeting or any adjournment or postponement thereof.

Further information regarding the above items is set out in the Information Circular. Only the Company's shareholders ("Shareholders") of record at the close of business on August 18, 2023 are entitled to notice and to attend and vote at the Meeting or any adjournment or postponement thereof.

Information with respect to voting by non-registered beneficial Shareholders of their common shares of the Company ("Common Shares") is included in the Information Circular. Non-registered beneficial Shareholders should seek instructions on how to vote their Common Shares from their broker, investment dealer, bank, trust company or other intermediary.

If you are a registered Shareholder and unable to attend the Meeting, please complete, date and sign the accompanying form of proxy and deposit it with the Company's transfer agent, Endeavor Trust Corporation at its offices at Suite 702 – 777 Hornby Street, Vancouver, BC V6Z 1S4 by mail or fax, no later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or any adjournment or postponement thereof.

If you are a non-registered Shareholder, please complete and return the materials in accordance with the instructions set forth in the Information Circular.

DATED at Vancouver, British Columbia, this 15th day of September, 2023.

By Order of the Board of
INSURAGUEST TECHNOLOGIES INC.

"Logan B. Anderson"

Logan B. Anderson
Chief Financial Officer and Director

INSURAGUEST TECHNOLOGIES INC.
Suite 1140 - 625 Howe Street
Vancouver, BC V6C 2T6
604-685-4745

MANAGEMENT INFORMATION CIRCULAR FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 17, 2023

THIS MANAGEMENT INFORMATION CIRCULAR (THE "INFORMATION CIRCULAR") CONTAINS INFORMATION AS AT SEPTEMBER 15, 2023, UNLESS OTHERWISE STATED.

This Information Circular accompanies the Notice of Annual General Meeting of Shareholders (the "Notice") and is furnished to shareholders ("Shareholders") holding common shares ("Common Shares") in the capital of InsuraGuest Technologies Inc. (the "Company") in connection with the solicitation by the management of the Company of proxies to be voted at the annual general meeting (the "Meeting") of the Shareholders to be held at 11:00 a.m. (Vancouver time) on October 17, 2023 at Suite 704, 595 Howe Street, Vancouver, British Columbia or at any adjournment or postponement thereof.

Date and Currency

The date of this Information Circular is September 15, 2023. Unless otherwise stated, all amounts herein are in United States dollars. References in this Information Circular to (i) "USD $" shall mean the lawful currency of the United States and to (ii) "CAD $" shall mean the lawful currency of Canada.

MANAGEMENT SOLICITATION OF PROXIES

The solicitation of proxies by the management of the Company will be conducted by mail and may be supplemented by telephone or other personal contact to be made, without special compensation, by the directors, officers and employees of the Company. The Company does not reimburse Shareholders, nominees or agents for costs incurred in obtaining from their principal's authorization to execute forms of proxy, except that the Company has requested brokers and nominees who hold stock in their respective names to furnish this proxy material to their customers, and the Company may reimburse such brokers and nominees for their related out of pocket expenses. No solicitation will be made by specifically engaged employees or soliciting agents. The Company will bear the cost of the solicitation.

No person has been authorized to give any information or to make any representation other than as contained in this Information Circular in connection with the solicitation of proxies. If given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Information Circular shall not create, under any circumstances, any implication that there has been no change in the information set forth herein since the date of this Information Circular. This Information Circular does not constitute the solicitation of a proxy by anyone in any jurisdiction in which such solicitation is not authorized, or in which the person making such solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such an offer of solicitation.

APPOINTMENT AND REVOCATION OF PROXY

Appointment of Proxy

Registered Shareholders are entitled to vote at the Meeting. A Shareholder is entitled to one vote for each Common Share that such Shareholder holds on the record date of August 18, 2023 on the resolutions to be voted upon at the Meeting, and any other matter to come before the Meeting.

The persons named as proxyholders (the "Designated Persons") in the accompanying form of proxy (the "Form of Proxy") are directors and/or officers of the Company.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR COMPANY (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR OR ON BEHALF OF THAT SHAREHOLDER AT THE MEETING, OTHER THAN THE DESIGNATED PERSONS NAMED IN THE FORM OF PROXY.

TO EXERCISE THE RIGHT, THE SHAREHOLDER MAY DO SO BY STRIKING OUT THE PRINTED NAMES AND INSERTING THE NAME OF SUCH OTHER PERSON AND, IF DESIRED, AN ALTERNATE TO SUCH PERSON, IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY. SUCH SHAREHOLDER SHOULD NOTIFY THE NOMINEE OF THE APPOINTMENT, OBTAIN THE NOMINEE'S CONSENT TO ACT AS PROXY AND SHOULD PROVIDE INSTRUCTION TO THE NOMINEE ON HOW THE SHAREHOLDER'S SHARES SHOULD BE VOTED. THE NOMINEE SHOULD BRING PERSONAL IDENTIFICATION TO THE MEETING.

In order to be voted, the completed Form of Proxy must be received by the Company's registrar and transfer agent, Endeavor Trust Corporation (the "Transfer Agent") at their offices located at Suite 702 – 777 Hornby Street, Vancouver, BC V6Z 1S4, no later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or any adjournment or postponement thereof.

A proxy may not be valid unless it is dated and signed by the Shareholder who is giving it or by that Shareholder's attorney-in-fact duly authorized by that Shareholder in writing or, in the case of a corporation, dated and executed by a dulyauthorized officer or attorney-in-fact for such corporation. If a Form of Proxy is executed by an attorney-in-fact for an individual Shareholder or joint Shareholders, or by an officer or attorney-in-fact for a corporate Shareholder, the instrumentso empowering the officer or attorney-in-fact, as the case may be, or a notarially certified copy thereof, must accompany the Form of Proxy.

Revocation of Proxies

A Shareholder who has given a proxy may revoke it at any time before it is exercised by an instrument in writing: (a) executed by that Shareholder or by that Shareholder's attorney-in-fact authorized in writing or, where the Shareholder is a corporation, by a duly authorized officer of, or attorney-in-fact for, the corporation; and (b) delivered either: (i) to the Company at the address set forth above, at any time up to and including the last business day preceding the day of the Meeting or, if adjourned or postponed, any reconvening thereof, or (ii) to the Chairman of the Meeting prior to the vote on matters covered by the proxy on the day of the Meeting or, if adjourned or postponed, any reconvening thereof, or (iii) inany other manner provided by law.

Also, a proxy will automatically be revoked by either: (i) attendance at the Meeting and participation in a poll (ballot) by a Shareholder, or (ii) submission of a subsequent proxy in accordance with the foregoing procedures. A revocation of a proxy does not affect any matter on which a vote has been taken prior to any such revocation.

VOTING OF PROXIES

A Shareholder may indicate the manner in which the Designated Persons are to vote with respect to a matter to be votedupon at the Meeting by marking the appropriate space. If the instructions as to voting indicated in the proxy are certain, the Common Shares represented by the proxy will be voted or withheld from voting in accordance with the instructions given inthe proxy. If the Shareholder specifies a choice in the proxy with respect to a matter to be acted upon, then the Common Shares represented will be voted or withheld from the vote on that matter accordingly. **The Common Shares represented by a proxy will be voted or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called for and if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly.**

IF NO CHOICE IS SPECIFIED IN THE PROXY WITH RESPECT TO A MATTER TO BE ACTED UPON, THE PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO THAT MATTER UPON THE DESIGNATED PERSONS NAMED IN THE FORM OF PROXY. IT IS INTENDED THAT THE DESIGNATED PERSONS WILL VOTE THE COMMON SHARES REPRESENTED BY THE PROXY IN FAVOUR OF EACH MATTER IDENTIFIED IN THE PROXY AND FOR THE NOMINEES OF THE COMPANY'S BOARD OF DIRECTORS FOR DIRECTORS AND AUDITOR OF THE COMPANY.

The Form of Proxy confers discretionary authority upon the persons named therein with respect to other matters which may properly come before the Meeting, including any amendments or variations to any matters identified in the Notice, and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, management of the Company is not aware of any such amendments, variations, or other matters to come before the Meeting.

In the case of abstentions from, or withholding of, the voting of the Common Shares on any matter, the Common Shares that are the subject of the abstention or withholding will be counted for determination of a quorum but will not be counted as affirmative or negative on the matter to be voted upon.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set out in this section is of significant importance to those Shareholders who do not hold Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name ("Beneficial Shareholders") should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost allcases those Common Shares will not be registered in the Shareholder's name on the records of the Company. Such Common Shares will more likely be registered under the names of the Shareholder's broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co., being the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms. **Beneficial Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person well in advance of the Meeting.**

Regulatory polices require Intermediaries to seek voting instructions from Beneficial Shareholders in advance of Shareholder meetings. Beneficial Shareholders have the option of not objecting to their intermediary disclosing certain ownership information about themselves to the Company (such Beneficial Shareholders are designated as non-objecting beneficial owners, or "NOBOs") or objecting to their intermediary disclosing ownership information about themselves tothe Company (such Beneficial Shareholders are designated as objecting beneficial owners, or "OBOs").

In accordance with the requirements of National Instrument 54-101 – *Communication with Beneficial Owners of Securities of a Reporting Issuer*, the Company has elected to send the Notice, this Information Circular and a request for voting instructions (a "VIF"), instead of a Form of Proxy (the Notice, Information Circular and, as applicable, the VIF or the Form of Proxy are collectively referred to as the "Meeting Materials") indirectly to the NOBOs and the OBOs through Intermediaries. The Intermediaries (or their service companies) are responsible for forwarding the Meeting Materials to NOBOs and OBOs.

The Company does not intend to pay for intermediaries to forward to OBOs under NI 54-101 the Meeting Materials and Form 54-101F7 – *Request for Voting Instructions Made by Intermediary*, and that in the case of an OBO, the OBO will not receive the Meeting Materials unless the OBO's intermediary assumes the cost of delivery of the Meeting Materials.

Meeting Materials sent to Beneficial Shareholders are accompanied by a VIF, instead of a Form of Proxy. By returning the VIF in accordance with the instructions noted on it, a Beneficial Shareholder is able to instruct its intermediary (or such other registeredShareholder) how to vote the Beneficial Shareholder's Common Shares on the Beneficial Shareholder's behalf. For this to occur, it is important that the VIF be completed and returned in accordance with the specific instructions noted on the VIF.

The majority of Intermediaries now delegate responsibility for obtaining instructions from Beneficial Shareholders to Broadridge Investor Communication Solutions ("Broadridge") in Canada. Broadridge typically prepares a machine-readable VIF, mails these VIFs to Beneficial Shareholders and asks Beneficial Shareholders to return the VIFs to Broadridge, usually by way of mail, the Internet or telephone. Broadridge then tabulates the results of all instructionsreceived and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting by proxiesfor which Broadridge has solicited voting instructions. A Beneficial Shareholder who receives a Broadridge VIF cannot use that form to vote Common Shares directly at the Meeting. The VIF must be returned to Broadridge (or instructions respecting the voting of Common Shares must otherwise

be communicated to Broadridge) well in advance of the Meeting in order to have the Common Shares voted. If you have any questions respecting the voting of Common Shares held through an intermediary, please contact that intermediary for assistance.

In either case, the purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the Common Shares which they beneficially own. A Beneficial Shareholder receiving a VIF cannot use that form to vote Common Shares directly at the Meeting. Beneficial Shareholders should carefully follow the instructions set out in the VIF including those regarding when and where the VIF is to be delivered. Should a Beneficial Shareholder who receives a VIF wish to attend the Meeting orhave someone else attend on their behalf, the Beneficial Shareholder may request a legal proxy as set forth in the VIF,which will grant the Beneficial Shareholder or their nominee the right to attend and vote at the Meeting.

Only registered Shareholders have the right to revoke a proxy. A Beneficial Shareholder of the Company who wishes to change its votemust, at least seven days before the Meeting, arrange for its intermediary to revoke its VIF on its behalf.

All references to shareholders in this Information Circular are to registered Shareholders, unless specifically stated otherwise.

The Meeting Materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the Company or its agent has sent the Meeting Materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

By choosing to send the Meeting Materials to you indirectly, the intermediary holding on your behalf has assumed responsibility for (i) delivering the Meeting Materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the VIF.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as set out herein, to the knowledge of management of the Company, no person who has been a director or executive officer of the Company at any time since the beginning of the Company's last financial year, no proposed nominee of management of the Company for election as a director of the Company and no associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in matters to be acted upon at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The Company is authorized to issue an unlimited number of Common Shares without par value. As of the record date, beingthe close of business on August 18, 2023, a total of 59,304,675 Common Shares were issued and outstanding. Each Common Share carries the right to one vote at the Meeting.

The following table lists the person who beneficially owns, directly or indirectly, or exercises control or direction over, Common Shares carrying more than 10% of the voting rights attached to the Company's outstanding shares.

Name	**Number of Common Shares Owne**	**Percentage of Common Shares Held**
Douglas K. Anderson	19,216,166[(1)]	32.4%

Note:

(1) (i) 11,896,260 Common Shares are held through Trust Financial LLC, which is controlled by Douglas K. Anderson, the CEO and a director of the Company, (ii) 2,150,000 Common Shares are held through M&J Holdings LLC, a company controlled by Mr. Anderson, (iii) 140,000 Common Shares are held through The Anderson Alaska Dynasty Trust, a trust for the benefit of Mr. Anderson's estate, and (iv) 5,029,906 Common Shares which are held by Mr. Anderson.

ELECTION OF DIRECTORS

At present, the directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are duly elected or appointed in accordance with the Company's Articles or until such director's earlier death, resignation or removal. In the absence of instructions to the contrary, the Form of Proxy will be voted for the nominees listed in the Form of Proxy, all of whom are presently members of the Company's board of directors (the "Board").

At the Meeting, Shareholders will be asked to pass an ordinary resolution to set the number of directors of the Company for the ensuing year at seven (7). The number of directors will be approved if the affirmative vote of the majority of Common Shares present or represented by proxy at the Meeting and entitled to vote are voted in favour to set the number of directors at seven (7).

Management of the Company recommends the approval of the resolution to set the number of directors of the Company at seven (7).

Management of the Company proposes to nominate the persons named in the table below for election by the Shareholders as directors of the Company. Information concerning such persons, as furnished by the individual nominees, is as follows:

Name, Province, Country of Residence and Position(s) with the Company	Director of the Company Since	Principal Occupation, Business or Employment for Last Five Years	Number of Common Shares Owned [1]
DOUGLAS K. ANDERSON *State of Utah, USA* Chief Executive Officer and Director	February 26, 2020	CEO and a director of the Company; Businessman in the real estate industry; Chairman/Founder of a golf and winter sports ski holding company with operations in four (4) east coast markets and British Columbia, Canada.	19,216,166 [3]
CHARLES J. CAYIAS *State of Utah, USA* Director	February 26, 2020	Director of the Company; President of the Company from February 26, 2020 to August 3, 2021; CEO of a full-service insurance brokerage company which provides commercial insurance, employee benefits, workers' compensation, professional liability, risk management, and bonding products.	1,296,970
LOGAN B. ANDERSON [2] *British Columbia, Canada* Chief Financial Officer and Director	August 13, 2010	CFO and Director of the Company; CFO and Secretary of Ovation Science Inc. since October 2017; Director of Ovation Science Inc. since July 2017; CFO and Director of Scotch Creek Ventures Inc.("Scotch Creek") since January 2017; Secretary of Scotch Creek since May 2018; Director of International Battery Metals Ltd. ("International Battery") from May 2017 to February 2022 and CFO of International Battery since June 2018; Principal and President of Amteck Financial Corp (and its predecessor Amteck Financial Services Company), a private consulting company, since 1993.	367,500

Name, Province, Country of Residence and Position(s) with the Company	Director of the Company Since	Principal Occupation, Business or Employment for Last Five Years	Number of Common Shares Owned [1]
CHRISTOPHER J. PANOS *State of Utah, USA* Vice President, Sales and Marketing and Director	February 26, 2020	Director and Vice President, Sales and Marketing of the Company; Territory Sales Manager for a home appliance distributor in the western United States.	Nil
R. HALL RISK [2] *British Columbia, Canada* Director	February 26, 2020	Director of the Company; Co-Owner and Managing Director of Dayton Boots, a footwear brand that builds handmade leather boots in East Vancouver, since 2012.	228,000
DAVID K. RYAN *British Columbia, Canada* Vice President, Corporate Communication, Secretary and Director	August 14, 2010	Vice President ("VP"), Corporate Communications, Secretary and a director of the Company; Director of Bioharvest Sciences Inc. since April 2013; Director and Investor Relations Officer of Ovation Science Inc. since October 2017; CEO and a director of Scotch Creek since January 2017; President of Scotch Creek since May 2018; Director of International Battery Metals Ltd. from November 2019 to February 2022.	359,000
SEAN C. O'NEILL[2] British Columbia, Canada Director	August 14, 2010	Director of the Company; President and CEO of 0865482 B.C. Ltd., a safety training Company consulting to first nations and forestry Companies and wildland fire fighting for the Province of British Columbia, since September 2009.	127,500

Notes:

(1) Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at September 15, 2023, based upon information furnished to the Company by the individual directors.

(2) Member of the audit committee of the Company (the "Audit Committee"), of which Logan B. Anderson is the chair.

(3) (i) 11,896,260 Common Shares are held through Trust Financial LLC, which is controlled by Douglas K. Anderson, the CEO and a director of the Company, (ii) 2,150,000 Common Shares are held through M&J Holdings LLC, a company controlled by Mr. Anderson, (iii) 140,000 Common Shares are held through The Anderson Alaska Dynasty Trust, a trust for the benefit of Mr. Anderson's estate, and (iv) 5,029,906 Common Shares which are held by Mr. Anderson.

Management recommends the approval of each of the nominees listed above for election as directors of the Company until the next annual general meeting.

Management does not contemplate that any of its nominees will be unable to serve as directors. If any vacancies occur in the slate of nominees listed above before the Meeting, then the Designated Persons intend to exercise discretionary authority to vote the Common Shares represented by proxy for the election of any other persons as directors.

Cease Trade Orders

Other than as set forth below, to the knowledge of the Company, no proposed director of the Company, is or has been, within the ten years preceding the date of this Information Circular, a director, chief executive officer, chief financial officer of any company that:

(a) was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes of this Information Circular, an "order" means a cease trade order, an order similar to a cease trade orderor an order that denied the relevant company access to an exemption under securities legislation, and such order was in effect for a period of more than 30 consecutive days.

David K. Ryan, a director of the Company, was a director of Yaterra Ventures Corp. (now Mining Global Inc.) ("Mining Global") when, on January 8, 2013, the British Columbia Securities Commission (the "BCSC") issued a cease trade order on Mining Global (the "Mining Global CTO") for failure to file financial statements, management's discussion and analysis and annual information form for the financial year ended August 31, 2012. As at the date of this Information Circular, the Mining Global CTO has not been revoked. Mr. Ryan ceased acting a director of Mining Global on April 24, 2014 and Mr. Ryan is no longer involved with the business affairs of Mining Global. On April 30, 2014, Mining Global filed a notice of termination of registration of its securities with the United States Securities and Exchange Commission.

Bankruptcies

To the knowledge of management of the Company, no proposed director of the Company is, at the date of this Information Circular, or has been, with the ten years preceding the date of this Information Circular:

(a) a director or an executive officer of any company that, while the person was acting in that capacity, or within a year of that person ceasing to act in the capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets or madea proposal under any legislation relating to bankruptcies or insolvency; or

(b) become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the individual.

Penalties or Sanctions

Other than as set forth below, to the knowledge of management of the Company, no proposed director of the Company has:

(a) been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b) been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion describes the Company's compensation program for each person who has acted as Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the three most highly compensated executive officers (or three most highly compensated individuals acting in a similar capacity), other than the CEO and CFO, whose compensation was more than CAD $150,000 during the financial year ended June 30, 2021 (each a "Named Executive Officer").

Significant Elements

The significant elements of compensation awarded to the Company's Named Executive Officers are management fees and stock options of the Company ("Options"). The Company does not presently have a long-term incentive plan for its Named Executive Officers. There is nopolicy or target regarding allocation between cash and non-cash elements of the Company's compensation program. The Board is solely responsible for determining compensation to be paid to the Company's Named Executive Officers. In addition, the Board reviews annually the total compensation package of each of the Company's executive officers and directors on an individual basis.

Management Fees

In setting compensation rates for Named Executive Officers, the Company compares the amounts paid to them with the amounts paid to executive officers in comparable positions at other comparable corporations. The Company's compensation payable to the Named Executive Officers is based upon, among other things, the responsibility, skills and experiencerequired to carry out the functions of each position held by each Named Executive Officer and varies with the amount oftime spent by each Named Executive Officer in carrying out his or her functions on behalf of the Company.

Option-Based Awards

The Company's 20% fixed stock option plan (the "Stock Option Plan") is intended to emphasize management's commitment to growth of the Company.

Summary Compensation Table

The following table sets forth information about compensation paid to, or earned by, the Company's Named Executive Officers during the financial years ended June 30, 2020, 2021 and 2022:

Name and Position in the Company	Financial Year Ended	Salary (USD $)	Share based Awards (USD $)	Option- based Awards (USD $)	Non-Equity Incentive Plan Compensation (USD $)		Pension Value (USD $)	All Other Compensation (USD $)	Total Compensation (USD $)
					Annual Incentive Plans	Long-term Incentive Plans			
Douglas K Anderson[1] *CEO and Director*	2022 2021 2020	 - -	- - -	- - 102,439[7]	- - -	- - -	- - -	90,000 155,000 400,000	90,000 155,000 502,439
Logan B. Anderson[3] *CFO, Director and Former CEO*	2022 2021 2020	- - -	- - -	- 122,078 -	- - -	- - -	- - -	44,311 47,552 CAD $60,000	44,311 169,630 CAD $60,000
Christopher J. Panos[4] *Director and VP, Sales and Marketing*	2022 2021 2020	- - -	- - -	- - 100,293	- - -	- - -	- - -	60,000 155,000 390,000	60,000 155,000 490,293
David K. Ryan[5] *VP, Corporate Communication, Secretary, Director and Previous CFO*	2022 2021 2020	- - -	- - -	- 122,078 -	- - -	- - -	- - -	29,632 27,284 CAD $36,000	29,632 149,362 CAD $36,000

Notes:

(1) Director of the Company since February 26, 2020 and CEO of the Company since February 26, 2020.
(2) Director of the Company since February 26, 2020.
(3) Director of the Company since August 13, 2010 and CFO of the Company since February 26, 2020.
(4) Director of the Company since February 26, 2020 and Vice President, Sales and Marketing, of the Company since February 26, 2020.
(5) Director of the Company since August 14, 2010, Vice President, Corporate Communications, of the Company since April 12, 2021 and Secretary of the Company since November 29, 2016.

Termination and Change of Control Benefits

The Company may terminate its agreement with each of Douglas K. Anderson, the CEO and a director of the Company, and Powder Capital, LLC, a company controlled by Christopher J. Panos, Vice President of Sales and Marketing and a director of the Company, by providing notice of 90 days. Otherwise, the Company has no contract, agreement, plan or arrangement that provides for payments to a Named Executive Officer, at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change of control of the Company or a change in the responsibilities of a Named Executive Officer of the Company.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth the compensation paid to the Company's directors, not including those directors of the Company who were also Named Executive Officers of the Company in the financial year ended June 30, 2022, for the financial year ended June 30, 2022:

Name	Fees Earned (USD $)	Share-based Awards (USD $)	Option-based Awards (USD $)	Non-Equity Incentive Plan Compensation (USD $)	Pension Value (USD $)	All Other Compensation (USD $)	Total (USD $)
Charles J. Cayias	-	-	-	-	-	25,000	25,000
R. Hall Risk	-	-	-	-	-	-	-
Sean C. O'Neill	-	-	-	-	-	-	-

INCENTIVE PLAN AWARDS – NAMED EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth all outstanding share based and option based awards to the Named Executive Officers and the directors of the Company as at the financial year ended June 30, 2022.

	Option Based Awards				Share Based Awards	
Name and Position in the Company	Number of Securities underlying unexercised options	Option exercise price (CAD $)	Option Expiration Date	Value of unexercised in-the-money options (CAD $)	Number of shares or units of shares that have not vested	Market or payout value of share- based awards that have not vested (CAD $)
Douglas K. Anderson *CEO and Director*	-	-	-	-	-	-
Charles J. Cayias *Director*	-	-	-	-	-	-
Logan B. Anderson *CFO, Director and Former CEO*	-	-	-	-	-	-
Christopher J. Panos *Director and VP, Sales and Marketing*	-	-	-	-	-	-
David K. Ryan VP, Corporate *Communication, Secretary, Director and Former CFO*	-	-	-	-	-	-
R. Hall Risk *Director*	-	-	-	-	-	-
Sean C. O'Neill *Director*	-	-	-	-	-	-

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth details of all our equity compensation plans as at June 30, 2022. As at June 30, 2022, the Company's equity compensation plans consisted solely of the Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (CAD $)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,774,500	0.29	5,786,488
Equity compensation plans not approved by security holders	-	-	-
Total	4,774,500	-	5,786,488

Stock Option Plan

The Stock Option Plan was adopted by the Board on April 28, 2021. The effective date of the Stock Option Plan is May 27, 2021, the date of initial Shareholder approval.

The purpose of the Stock Option Plan is to advance the interests of the Company by encouraging the directors, officers, employees, management company employees and consultants of the Company, and of its subsidiaries and affiliates (as defined in the Stock Option Plan), if any, to acquire Common Shares in, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive in their efforts on behalf of the Company in the conduct of its affairs. The Stock Option Plan provides that, subject to the requirements of the TSX-V, the maximum number of Common Shares which may be issued for the purposes under the Stock Option Plan shall be the number of shares of the Company representing 20% of the issued and outstanding Common Shares as of the date the Shareholders approve of the Stock Option Plan.

Options may be granted under the Stock Option Plan to such service providers of the Company and its affiliates, if any, as the Board may from time to time designate. The exercise price of option grants will be determined by the Board and will not be less than the closing market price of the Common Shares on the TSX-V less allowable discounts at the time of grant. The Stock Option Plan provides that the number of Common Shares that may be reserved for issuance to any one individual upon exercise of all stock options held by such individual may not exceed 5% of the issued Common Shares, if the individual is a director or officer, or 2% of the issued Common Shares, if the individual is a consultant or engaged in providing investor relations services to the Company, on a yearly basis. All Options granted under the Stock Option Plan will expire not later than the date that is ten years from the date that such Options are granted. Options terminate earlier as follows:

(i) immediately in the event of dismissal with cause;
(ii) 90 days from date of termination other than for cause; or
(iii) one year from the date of death or disability.

Options granted under the Stock Option Plan are not transferable or assignable other than by will or other testamentary instrument or pursuant to the laws of succession.

APPOINTMENT OF AUDITOR

Shareholders will be asked to vote for the appointment of Buckley Dodds CPA, to serve as auditors of the Company to hold office until the next annual general meeting of the Shareholders or until such firm is removed from office or resigns as provided by law and to authorize the Board to fix the remuneration to be paid to the auditors.

Management recommends Shareholders to vote for the ratification of the appointment of Buckley Dodds CPA, as the Company's auditors until the next annual general meeting at a remuneration to be fixed by the Board.

PARTICULARS OF MATTERS TO BE ACTED UPON

Ratification and Re-Approval of Stock Option Plan

The Company is seeking ratification and re-approval of the Stock Option Plan, as adopted on May 27, 2021, whereby 20% of the number of issued and outstanding Common Shares as at the date of implementation may be reserved for issuance pursuant to the exercise of options. The Board recommends Shareholders vote in favour of re-approving and ratifying the Stock Option Plan.

The Stock Option Plan was established to provide an incentive to directors, officers, employees, management company employees and consultants who provide services to the Company. The intention of management in proposing the Stock Option Plan is to increase the proprietary interest of such persons in the Company and thereby aid the Company in attracting, retaining and encouraging the continued involvement of such persons with the Company.

The Stock Option Plan provides for a maximum number of Commons Shares which may be subject to issuance pursuant to Options and any stock options granted under any other previous or current stock option plan or security compensation arrangement shall be 10,397,155 Common Shares representing 20% of the issued and outstanding Common Shares as at the date of implementation of the Plan. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Common Shares in respect of such expired or terminated Option shall again be available for the purposes of granting Options pursuant to this Plan. As at the date hereof, there are 5,357,835 Options outstanding.

Options may be granted under the Stock Option Plan to such service providers of the Company and its affiliates, if any, as the Board may from time to time designate. The exercise price of Options granted pursuant to the Stock Option Plan will be determined by the Board, but cannot be lower than the price permitted by the policies of the TSX-V.

A copy of the Stock Option Plan is available for review at the registered offices of the Company, located at Suite 704, 595 Howe Street, Vancouver, British Columbia V6C 2T5, during normal business hours up to and including the date of the Meeting.

Management recommends the ratification and re-approval of the Stock Option Plan.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Other than as disclosed below, to the knowledge of management of the Company, no current or former director, executive officer or employee of the Company, proposed nominee for election to the Board, or associate of such persons is, or has been, indebted to the Company or any of its subsidiaries or has been indebted to any other entity where that indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries since the beginning of the most recently completed financial year of the Company and no indebtedness remains outstanding as at the date of this Information Circular.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No: (a) director, proposed director or executive officer of the Company; (b) person or company who beneficially owns, directly or indirectly, Common Shares or who exercises control or direction of Common Shares, or a combination of both carrying more than ten percent of the voting rights attached to the Common Shares outstanding (an "Insider"); (c) director or executive officer of an Insider; or (d) associate or affiliate of any of the directors, executive officers or Insiders, has had any material interest, direct or indirect, in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company, except with an interest arising from the ownership of Common Shares where such person or company will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of the same class of Common Shares.

MANAGEMENT CONTRACTS

There were no management functions of the Company or any of its subsidiaries, which were, to any substantial degree, performed by a person otherthan the directors or executive officers of the Company or any of its subsidiaries, since the commencement of the Company's most recently completed financial year.

AUDIT COMMITTEE DISCLOSURE

Pursuant to National Instrument 52-110 – *Audit Committees* ("NI 52-110"), the Company is required to disclose certain information concerning the constitution of the Audit Committee and its relationship with its independent auditors.

The Audit Committee Charter

The charter of the Audit Committee (the "Audit Committee Charter") is set out in Schedule "A" of this Information Circular.

Composition of the Audit Committee

The following persons are members of the Audit Committee:

Logan Anderson	Not Independent (1) (2)	Financially Literate
Sean C. O'Neill	Independent	Financially Literate
H. Risk Hall	Independent	Financially Literate

Note:
(1) Logan Anderson is not considered independent (as defined in NI 52-110) on the basis that he is the Chief Financial Officer.
(2) Chair of the Audit Committee.

Relevant Education and Experience

All members of the Audit Committee have the ability to read, analyze and understand the complexities surrounding the issuance of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements, and have an understanding of internal controls.

In addition to each member's general business experience, the education and experience of each Audit Committee member that is relevant to the performance of his/her responsibilities as an Audit Committee member is as follows:

- **Logan Anderson.** Mr. Anderson has a background in accounting and finance and has acted as an officer of director of a number of public companies in various sectors including mining, fintech, biotech, and technology. Based on his previous executive officer and director experience with public companies, Mr. Anderson has a working knowledge of accounting applicable to public companies.

- **Sean C. O'Neill**. Mr. O'Neill is an experienced independent businessman and is currently the owner and operator

of a company providing safety training to forestry and first nations and contract wildland fire fighting for the Province of British Columbia. He has an understanding of business and reporting.

- **H. Risk Hall.** Mr. Hall is the co-owner and Managing Director of Dayton Boots, a Canadian footwear brand that has been building handmade leather boots in East Vancouver for more than 70 years. He has an understanding of business and accounting.

Audit Committee Oversight

At no time since the commencement of the Company's most recently completed financial year has a recommendation of the Audit Committee to nominate or compensate an external auditor not been adopted by the Board.

Reliance on Certain Exemptions

At no time since the commencement of the Company's most recently completed financial year has the Company relied on the exemption in Section 2.4 of NI 52-110 *(De Minimis Non-audit Services)*, or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as set out in the Audit Committee Charter.

External Auditor Service Fees

In the following table, "audit fees" are fees billed by the Company's external auditor for services provided in auditing the Company's annual financial statements for the subject year. "Audit-related fees" are fees not included in audit fees that are billed by the Company's external auditor for assurance and related services that are reasonably related to the performance of the audit review of the Company's financial statements. "Tax fees" are fees billed by the Company's external auditor for professional services rendered for tax compliance, tax advice and tax planning. "All other fees" are fees billed by the Company's external auditor for products and services not included in the foregoing categories.

The aggregate fees billed by the Company's external auditor in the last two completed financial years, by category, are as follows:

	Financial Year Ended June 30, 2022 (CAD $)	Financial Year Ended June 30, 2021 (CAD $)
Audit Fees	121,598	40,000
Audit-Related Fees	-	-
Tax-Related Fees	-	-
All Other Fees	-	2,800
Total	121,598	42,800

CORPORATE GOVERNANCE

Pursuant to National Instrument 58-101 *Disclosure of Corporate Governance Practices*, the Company is required to disclose its corporate governance practices as follows:

Board of Directors

The Board is currently comprised of seven members. Securities legislation recommends that the board of directors of a public company be constituted with a majority of individuals who qualify as "independent" directors. An "independent" director is a director who has no direct or indirect material relationship with the Company. A material relationship is a relationship which could, in the view of the Board, reasonably interfere with the exercise of a director's

independent judgment. David K. Ryan, Sean C. O'Neill and H. Risk Hall are independent directors of the Company, aside from Common Shares or other securities of the Company held by them, they have no ongoing interest or relationship with the Company other than serving as directors of the Company. Douglas Anderson, Charles Cayias, Logan B. Anderson, Christopher Panos and David K. Ryan are not independent directors because of their positions as executive officers of the Company.

Directorships

The following directors of the Company are directors of other reporting issuers (or the equivalent) in a jurisdiction or a foreign jurisdiction:

Name of Director of the Company	Names of Other Reporting Issuers (or Equivalent)
Douglas Anderson	None.
Charles Cayias	None.
Logan B. Anderson	Scotch Creek Ventures Inc. Ovation Science Inc.
Christopher Panos	None.
H. Risk Hall	None.
David K. Ryan	Ovation Science Inc. Bioharvest Sciences Inc. Scotch Creek Ventures Inc.
Sean C. O'Neill	None.

Orientation and Continuing Education

The Board provides an overview of the Company's business activities, systems and business plan to all new directors of the Company. New director candidates of the Company have free access to any of the Company's records, employees or senior management in order to conduct their own due diligence and will be briefed on the strategic plans, short-, medium- and long-term corporate objectives, business risks and mitigation strategies, corporate governance guidelines and existing policies of the Company. The directors of the Company are encouraged to update their skills and knowledge by taking courses and attending professional seminars.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors of the Company by the Company's governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director's participation in decisions of the Board in which such director of the Company has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Certain directors of the Company may also be directors and officers of other companies, and conflicts of interest may arise between their duties. Such conflicts must be disclosed in accordance with and are subject to such other procedures and remedies as applicable under the *Business Corporations Act* (British Columbia).

Nomination of Directors

The Board is responsible for identifying individuals qualified to become new directors of the Company and recommending new director nominees of the Company for the next annual meeting of Shareholders.

New nominees of the Company must have a track record in general business management, special expertise in an area of strategic interest to the Company, the ability to devote the required time, show support for the Company's

mission and strategic objectives, anda willingness to serve.

Compensation

The Board conducts reviews with regard to the compensation of the directors and the Chief Executive Officer of the Company once a year. To make its recommendations on such compensation, the Board takes into account the types of compensation and the amounts paid to directors and chief executive officers of comparable publicly traded Canadian companies.

Other Board Committees

The Board has no other committees other than the Audit Committee.

Assessments

The Board regularly monitors the adequacy of information given to directors, communications between the Board and management of the Company and the strategic direction and processes of the Board and its committees.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on the Company's profile on SEDAR+ at www.sedarplus.ca.

Shareholders may contact the Company at its registered office by mail at Suite 1140, 625 Howe Street, Vancouver, BC V6C 2T6, to request copies of the Company's financial statements and related Management's Discussionand Analysis (the "MD&A"). Financial information is provided in the Company's audited financial statements and MD&A for the financial year ended June 30, 2022.

OTHER MATTERS

Other than the above, management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice. However, if any other matters that are not known to management should properly comebefore the Meeting, the Form of Proxy confers discretionary authority upon the persons named therein to vote on such matters in accordance with their best judgment.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Information Circular have been approved and the delivery of it to each Shareholder entitled thereto and to the appropriate regulatory agencies has been authorized by the Board.

Dated at Vancouver, British Columbia as of September 15, 2023.

ON BEHALF OF THE BOARD
INSURAGUEST TECHNOLOGIES INC.

"Logan B. Anderson"

Logan B. Anderson
Chief Financial Officer and Director

SCHEDULE "A"

INSURAGUEST TECHNOLOGIES INC.

AUDIT COMMITTEE CHARTER

(See attached)

INSURAGUEST TECHNOLOGIES INC.

AUDIT COMMITTEE CHARTER
(Adopted June 17, 2011)

I. MANDATE

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of InsuraGuest Technologies Inc. (the "Company") shall assist the Board in fulfilling its financial oversight responsibilities. The Committee's primary duties and responsibilities under this mandate are to serve as an independent and objective party to monitor:

1. The quality and integrity of the Company's financial statements and other financial information;

2. The compliance of such statements and information with legal and regulatory requirements;

3. The qualifications and independence of the Company's independent external auditor (the "Auditor"); and

4. The performance of the Company's internal accounting procedures and Auditor.

II. STRUCTURE AND OPERATIONS

A. <u>Composition</u>

The Committee shall be comprised of three or more members.

B. <u>Qualifications</u>

Each member of the Committee must be a member of the Board.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

C. <u>Appointment and Removal</u>

In accordance with the Articles of the Company, the members of the Committee shall be appointed by the Board and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board.

D. <u>Chair</u>

Unless the Board shall select a Chair, the members of the Committee shall designate a Chair by the majority vote of all of the members of the Committee. The Chair shall call, set the agendas for and chair all meetings of the Committee.

E. Meetings

The Committee shall meet as frequently as circumstances dictate. The Auditor shall be given reasonable notice of, and be entitled to attend and speak at, each meeting of the Committee concerning the Company's annual financial statements and, if the Committee feels it is necessary or appropriate, at every other meeting. On request by the Auditor, the Chair shall call a meeting of the Committee to consider any matter that the Auditor believes should be brought to the attention of the Committee, the Board or the shareholders of the Company.

At each meeting, a quorum shall consist of a majority of members that are not officers or employees of the Company or of an affiliate of the Company.

As part of its goal to foster open communication, the Committee may periodically meet separately with each of management and the Auditor to discuss any matters that the Committee or any of these groups believes would be appropriate to discuss privately. In addition, the Committee should meet with the Auditor and management annually to review the Company's financial statements in a manner consistent with Section III of this Charter.

The Committee may invite to its meetings any director, any manager of the Company, and any other person whom it deems appropriate to consult in order to carry out its responsibilities. The Committee may also exclude from its meetings any person it deems appropriate to exclude in order to carry out its responsibilities.

III. DUTIES

A. Introduction

The following functions shall be the common recurring duties of the Committee in carrying out its purposes outlined in Section I of this Charter. These duties should serve as a guide with the understanding that the Committee may fulfill additional duties and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern which the Committee in its sole discretion deems appropriate for study or investigation by the Committee.

The Committee shall be given full access to the Company's internal accounting staff, managers, other staff and Auditor as necessary to carry out these duties. While acting within the scope of its stated purpose, the Committee shall have all the authority of, but shall remain subject to, the Board.

B. Powers and Responsibilities

The Committee will have the following responsibilities and, in order to perform and discharge these responsibilities, will be vested with the powers and authorities set forth below, namely, the Committee shall:

Independence of Auditor

1) Review and discuss with the Auditor any disclosed relationships or services that may impact the objectivity and independence of the Auditor and, if necessary, obtain a formal written statement from the Auditor setting forth all relationships between the Auditor and the Company.

2) Take, or recommend that the Board take, appropriate action to oversee the independence of the Auditor.

3) Require the Auditor to report directly to the Committee.

4) Review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the Auditor and former independent external auditor of the Company.

Performance & Completion by Auditor of its Work

1. Be directly responsible for the oversight of the work by the Auditor (including resolution of disagreements between management and the Auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, including resolution of disagreements between management and the Auditor regarding financial reporting.

2. Review annually the performance of the Auditor and recommend the appointment by the Board of a new, or re-election by the Company's shareholders of the existing, Auditor for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company.

3. Recommend to the Board the compensation of the Auditor.

4. Pre-approve all non-audit services, including the fees and terms thereof, to be performed for the Company by the Auditor.

Internal Financial Controls & Operations of the Company

1. Establish procedures for:

   (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

   (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Preparation of Financial Statements

1. Discuss with management and the Auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

2. Discuss with management and the Auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

3. Discuss with management and the Auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

4. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

5. Discuss with the Auditor the matters required to be discussed relating to the conduct of any audit, in particular:

   5) The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the Auditor, internal auditor or management.

   6) The management inquiry letter provided by the Auditor and the Company's response to that letter.

   7) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Public Disclosure by the Company

1. Review the Company's annual and interim financial statements, management discussion and analysis (MD&A) and earnings press releases before the Board approves and the Company publicly discloses this information.

2. Review the Company's financial reporting procedures and internal controls to be satisfied that adequate procedures are in place for the review of the Company's public disclosure of financial information extracted or derived from its financial statements, other than disclosure described in the previous paragraph, and periodically assessing the adequacy of those procedures.

3. Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process of the Company's financial statements about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Manner of Carrying Out its Mandate

1. Consult, to the extent it deems necessary or appropriate, with the Auditor, but without the presence of management, about the quality of the Company's accounting principles, internal controls and the completeness and accuracy of the Company's financial statements.

2. Request any officer or employee of the Company or the Company's outside counsel or Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

3. Meet, to the extent it deems necessary or appropriate, with management, any internal auditor and the Auditor in separate executive sessions.

4. Have the authority, to the extent it deems necessary or appropriate, to retain special independent legal, accounting or other consultants to advise the Committee advisors.

5. Make regular reports to the Board.

6. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

7. Annually review the Committee's own performance.

8. Provide an open avenue of communication among the Auditor, the Company's financial and senior management and the Board.

9. Not delegate these responsibilities.

C. <u>Limitation of Audit Committee's Role</u>

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Auditor.